JOINT FILER INFORMATION




NAME: 				Frost-Nevada Investments Trust
ADDRESS:			4400 Biscayne Blvd
				Miami, FL 33137

Designated Filer:		Phillip Frost, M.D.

Issuer and Ticker Symbol: 	Continucare Corporation. (CNU)

Date of Event Requiring
Statement:			July 21, 2005







FROST-NEVADA INVESTMENTS TRUST

	by: /s/ Phillip Frost, M.D.
	   _________________________________
		Phillip Frost, M.D., Trustee